Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Nos. 333-271164, 333-255182 and 333-265000 on Form S-8 and Registration Statement No. 333-264105 on Form F-3 of our reports dated February 28, 2024 relating to the financial statements of Immunocore Holdings plc and the effectiveness of Immunocore Holdings plc’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte LLP

Cambridge, United Kingdom

February 28, 2024